Exhibit 99.2

Aytu BioScience, Inc. Unaudited Pro Forma Combined

Financial Statements

On May 20, 2015 Aytu BioScience, Inc. (the “Company”) (formerly Rosewind Corporation) consummated the previously announced purchase of certain assets and rights associated with ProstaScint® (the “Product”), and the sourcing, manufacture and exploitation thereof, from Jazz Pharmaceuticals, Inc. (the “Seller”) and assumed certain liabilities pursuant to an asset purchase agreement dated May 20, 2015.

The Company’s unaudited pro forma combined financial statements as of and for the year end June 30, 2014 and the nine months ended March 31, 2015 are based on the historical audited and unaudited combined financial statements of the Company (as filed with the Securities and Exchange Commission (the “SEC”)) in its Form S-1 filed July 1, 2015 and quarterly report on Form 10-Q filed on May 19, 2015 (“Quarterly Report”), combined with the audited abbreviated statements of assets acquired and liabilities assumed and net revenues and direct expenses of the Product as of and for the twelve months ended June 30, 2014 and the unaudited abbreviated statement of net revenues and direct expenses of the Product for the nine months ended March 31, 2015, as filed as Exhibit 99.1 to the Company’s Amendment No. 1 to the Current Report on Form 8-K/A dated July 30, 2015 (the “Amendment No. 1 to the Current Report on Form 8-K/A”) after giving effect to the Company’s acquisition of certain operational assets and certain liabilities relating to the business of the Product, and includes the assumptions and adjustments as described in the accompanying notes hereto.

The unaudited pro forma combined balance sheet as of March 31, 2015 is presented as if the acquisition of the Product had occurred on March 31, 2015. The unaudited pro forma combined statement of operations for the year ended June 30, 2014 and the nine months ended March 31, 2015, gives effect to the acquisition as if it occurred on July 1, 2013. The unaudited pro forma combined financial statements are not intended to represent or be indicative of the financial condition of the combined entity that would have been reported if the acquisition had been consummated on July 1, 2013. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position of the Company as of the end of its fiscal year ended June 30, 2014, nine months ended March 31, 2015, or any other future periods.

The unaudited pro forma combined balance sheet has been prepared using the acquisition method of accounting. The estimated fair values of the acquired assets and assumed liabilities as of the date of acquisition, which are based on estimates and assumptions of the Company, the consideration paid and the entries to record the direct transaction costs incurred are reflected therein. As explained in more detail in the accompanying notes to the unaudited pro forma combined financial statements, the total consideration transferred of approximately $1.7 million to acquire the Product has been allocated to the assets acquired and assumed liabilities of the Product based upon preliminary estimated fair values at the date of acquisition. Independent valuation specialists have conducted analyses in order to assist management of the Company in determining the fair values of the selected assets and liabilities. The Company’s management is responsible for these internal and third party valuations and appraisals. The Company is continuing to finalize the valuations of these net assets. The fair value allocation consists of preliminary estimates and analyses and is subject to change upon the finalization of the appraisals and other valuation analyses, which will be completed prior to the Company’s filing of its Annual Report on Form 10-K with the SEC for its fiscal year ended June 30, 2015. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction on the financial results of the Company.

The unaudited pro forma combined financial statements of the Company and the Product have been provided to comply with the presentation of certain financial information relating to the Product in satisfaction of the requirements of Rule 8-05 of Regulation S-X, as required to be filed pursuant to Items 9.01(a) and 9.01 (b) of Form 8-K. Historically, the ProstaScint business had not maintained certain distinct and separate accounts from other products as Jazz Pharmaceuticals, Inc. Consequently, full separate financial statements did not exist.

The unaudited pro forma combined financial statements of the Company and the Product should be read in conjunction with the Current Report on Form 8-K filed on May 27, 2015, the historical financial statements and accompanying notes thereto of the Company contained in its Form S-1, and the Product’s audited abbreviated financial statements as of and for the twelve months ended June 30, 2014 and the nine months ended March 31, 2015, included as Exhibit 99.1 in Amendment No.1 to the Current Report on Form 8-K/A.

Aytu BioScience, Inc. and ProstaScint Unaudited Pro Forma

Combined Balance Sheet

As of March 31, 2015

			Pro Forma		Pro Forma
	Aytu BioScience, Inc.	ProstaScint	Adjustments		Combined
Assets
Current assets
Cash and cash equivalents	$1,491,202	$—	$(1,000,000	)(a)	$491,202
Accounts receivable	1,036	—	—		1,036
Inventory	11,233	42,641	457,359	(b)	511,233
Prepaid expenses	25,000	—	226,523	(a)	251,523
Prepaid research and development—related party	121,983	—	—		121,983
Deferred tax asset	13,391	—	—		13,391

Total current assets	1,663,845	42,641	(316,118)		1,390,368

Fixed assets, net	36,591	63,346	(63,346	)(c)	36,591
Intangible assets	7,500,000	1,100,000	(100,000	)(d)	8,500,000
Patents, net	646,472	—	—		646,472
Long-term portion of prepaid research and development—related party	365,950	—	—		365,950
Deposits	1,998	—	—		1,998

	8,551,011	1,163,346	(163,346)		9,551,011

Total assets	$10,214,856	$1,205,987	$(479,464)		$10,941,379

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$546,346	$—	$730,119	(a)	$1,276,465
Accrued compensation	98,949				98,949
Deferred revenue	85,714	—	—		85,714
Payable to Ampio	468,550				468,550
Notes to Ampio	8,000,000	—	—		8,000,000
Interest payable to Ampio	3,329	—	—		3,329

Total current liabilities	9,202,888	—	730,119		9,933,007
Long-term deferred revenue	447,321	—	—		447,321
Noncurrent deferred tax liability	13,391	—	—		13,391

Total liabilities	9,663,600	—	730,119		10,393,719

Stockholders’ equity
Preferred Stock, par value $.0001; 50,000,000 shares authorized; none issued
Common Stock, par value $.0001; 300,000,000 shares authorized; shares issued and outstanding 7,901,426 in 2014 and 5,437,158 in 2013 and 7,901,426 in 2015	790	—	—		790
Additional paid-in capital	16,776,363	1,205,987	(1,205,987	)(f)	16,776,363
Accumulated Deficit	(16,225,897)	—	(3,596	)(a)	(16,229,493)

Total equity	551,256	1,205,987	(1,209,583)		547,660

Total liabilities and equity	$10,214,856	$1,205,987	$(479,464)		$10,941,379

Aytu BioScience, Inc. and ProstaScint Unaudited Pro Forma

Combined Statement of Operations

For the Nine Months Ended March 31, 2015

	Aytu BioScience, Inc	ProstaScint	Pro Forma Adjustments		Pro Forma Combined
Revenue	$79,746	$941,734	$—		$1,021,480

Cost of Product Sales	—	1,481,896	$—		1,481,896

Expenses
Research and development	2,418,125	—	—		2,418,125
Research and development—related party	155,994	—	—		155,994
General and administrative	2,986,597	7,283	—		2,993,880
Amortization and impairment of intangible assets		1,334,091	(1,259,091	)(e)	75,000

Total operating expenses	5,560,716	1,341,374	(1,259,091)		5,642,999

Other income (expense)
Interest (expense)	(110,900)	—	—		(110,900)

Total other (expense)	(110,900)	—	—		(110,900)

Net loss, before income tax	(5,591,870)	(1,881,536)	1,259,091		(6,214,315)
Income tax benefit	23,910	—	—		23,910

Net loss	$(5,567,960)	$(1,881,536)	$1,259,091		$(6,190,405)

Weighted average number of common shares outstanding	7,901,426	—	—		7,901,426

Basic and diluted net loss per common share	$(0.70)	$—	$—		$(0.78)

Aytu BioScience, Inc. and ProstaScint Unaudited Pro Forma

Combined Statement of Operations

For the Year Ended June 30, 2014

	Aytu BioScience, Inc	ProstaScint	Pro Forma Adjustments		Pro Forma Combined
Revenue	$58,929	$1,677,210	$—		$1,736,139

Cost of Product Sales	—	2,054,786	—		2,054,786

Expenses
Research and development	3,933,619	—	—		3,933,619
Research and development—related party	125,587	—	—		125,587
General and administrative	2,346,557	42,108	—		2,388,665
Amortization and impairment of intangible assets		409,091	(309,091	)(e)	100,000

Total operating expenses	6,405,763	451,199	(309,091)		6,547,871

Other income (expense)
Interest (expense)	(45,553)	—	—		(45,553)

Total other (expense)	(45,553)	—	—		(45,553)

Net loss, before income tax	(6,392,387)	(828,775)	309,091		(6,912,071)
Income tax benefit	813,697	—	—		813,697

Net loss	$(5,578,690)	$(828,775)	$309,091		$(6,098,374)

Weighted average number of common shares outstanding	6,949,476	—	—		6,949,476

Basic and diluted net loss per common share	$(0.80)	$—	$—		$(0.88)

Aytu BioScience, Inc. and ProstaScint

Notes to the Unaudited Pro Forma Combined Financial Statements

Note 1 – Description of the Transaction and Basis of Presentation

On May 20, 2015 (the “Date of Acquisition”), the Company entered into and closed on an Asset Purchase Agreement with Jazz Pharmaceuticals, Inc. (the “Seller”).

Pursuant to the agreement, the Company purchased assets related to the Seller’s product known as ProstaScint® (capromab pendetide), including certain intellectual property and contracts, and the product approvals, inventory and work in progress (together, the “ProstaScint Business”), and assumed certain of the Seller’s liabilities, including those related to product approvals and the sale and marketing of ProstaScint.

The Company paid $1.0 million at closing for the ProstaScint Business. The Company also agreed to pay an additional $0.5 million payable within five days after transfer for the ProstaScint-related product inventory and $0.2 million payable on September 30, 2015 (which represents a portion of certain FDA fees). The Company is also liable to pay to the Seller 8% on net sales made after October 31, 2017, payable up to a maximum aggregate additional payment of $2.5 million.

Note 2 – Preliminary Purchase Price Allocation

For purposes of the unaudited pro forma combined balance sheet, the $1.7 million consideration transferred has been allocated based upon a preliminary estimate of the fair value of assets acquired and liabilities assumed. The determination of the estimated fair value required management to make significant estimates and assumptions. These estimates and assumptions of the fair value allocation are preliminary and subject to change upon the finalization of the appraisals and other valuation analyses, which are in the process of being completed. Independent valuation specialists are conducting a valuation to assist management of the Company in determining the estimated fair values of tangible and intangible assets. The Company’s management is responsible for these internal and third party valuations and appraisals. The work performed by independent valuation specialists, while not yet completed and finalized, will be considered in management’s estimates of fair value reflected. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction on the financial results of the Company.

The preliminary estimated allocation of the fair values is as follows (amounts in thousands):

Fair value of consideration transferred:
Actual and expected cash payments	$1,727
Preliminary purchase price allocation
Invenory	500
Intangible assets	1,000
Accrued expenses	227

Total purchase price	$1,727

Note 3 – Pro Forma Adjustments

The pro forma adjustments within the unaudited pro forma combined financial statements represent the adjustments to the carrying amounts as of March 31, 2015 for certain acquired assets and assumed liabilities related to the ProstaScint Business to reflect the preliminary purchase price allocation to assets and liabilities as of the Date of Acquisition. The pro forma adjustments to the unaudited pro forma combined statement of operations for the year ended June 30, 2014 and nine months ended March 31, 2015, give effect to the acquisition as if it had been consummated on July 1, 2013.

Adjustments included in the column under the heading “Pro Forma Adjustments” relate to the following:

a)	To record the reduction of the Company’s cash as a result of the consideration paid to the Seller of $1,000,000, a liability of $500,000 for inventory, a liability of $226,523 for the FDA Product Fee and a liability of $3,596 for non-recurring costs directly related to the transaction.

b)	To record the estimated fair value of finished goods inventory acquired on the acquisition date of May 20, 2015. The fair market value of the inventory on May 20, 2015 was the agreed price of $500,000.

c)	To reduce the value of fixed assets related to the Product.

d)	To record the estimated fair value of identifiable intangible assets acquired of $1.0 million.

e)	To reduce the impairment previously recognized by the Seller and add in the amortization expense taken by the Company.

f)	To remove the capital investment that was in ProstaScint at March 31, 2015.

Note 4 – Accounting Policies

Inventories

Acquired inventories consists principally of finished goods and are stated at estimated fair market value. Acquired inventory is presented net of excess and obsolete provisions.

Intangible Assets

The identifiable intangible asset is a finite-lived intangible asset. The fair value of the intangible asset is based on management’s preliminary valuation as of the Date of Acquisition. Estimated useful lives (where relevant for the purposes of these unaudited pro forma combined financial statements) are based on the time periods during which the intangibles are expected to result in substantial incremental cash flows. Such estimates are preliminary and subject to change.

The finite-lived intangible asset represents an intangible asset related to the ProstaScint Business acquired from the Seller. The estimated fair value of the intangible asset was $1.0 million on the Date of Acquisition.

The table below details the Company’s estimated amortization expense for the next five years and thereafter of the finite-lived intangible asset acquired by the Company based upon the acquisition happening on July 1, 2013:

Amortization
Fiscal Year Ending June 30,	Expense
2014	$100,000
2015	100,000
2016	100,000
2017	100,000
2018	100,000
Thereafter	500,000

Total	$1,000,000

Commitments and Contingencies

The Company did not assume any liabilities of the ProstaScint Business on the Date of Acquisition, other than the FDA Product Fee of $226,523. The Company is not responsible for any other past liabilities related to matters disclosed in the statement of assets acquired and liabilities assumed of the ProstaScint Business as of March 31, 2015 (as filed as Exhibit 99.1 to Amendment No.1 to the Current Report on Form 8-K/A).